Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(848,946)
Realized Trading Gain (Loss) on Short-Term Investments	15
Unrealized Gain (Loss) on Market Value of Futures	(2,588,107)
Dividend Income	2,395
Interest Income	38,183
Total Income (Loss)	$(3,396,460)

Expenses
General Partner Management Fees	$14,265
Professional Fees	3,823
Brokerage Commissions	2,651
Non-interested Directors' Fees and Expenses	353
Prepaid Insurance Expense	322
NYMEX License Fee	357
Total Expenses	21,771
Expense Waiver	(3,938)
Net Expenses	$17,833
Net Income (Loss)	$(3,414,293)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/20	$29,079,283
Net Income (Loss)	(3,414,293)

Net Asset Value End of Month	$25,664,990
Net Asset Value Per Share (900,000 Shares)	$28.52

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596